                                                                   EXHIBIT 10.16

                        REPUBLIC ENGINEERED PRODUCTS LLC
                          KEY EXECUTIVE SEVERANCE PLAN

                          EFFECTIVE DATE: JULY 1, 2003

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                                                    Key Executive Severance Plan

                        REPUBLIC ENGINEERED PRODUCTS LLC
                          KEY EXECUTIVE SEVERANCE PLAN

                              W I T N E S S E T H:

      WHEREAS, REPUBLIC ENGINEERED PRODUCTS LLC (the "Company") desires to provide severance benefits to certain of its employees upon the occurrence of certain terminations of employment;

      NOW, THEREFORE, the REPUBLIC ENGINEERED PRODUCTS LLC KEY EXECUTIVE SEVERANCE PLAN is hereby adopted as provided in this document, effective as of July 1, 2003:

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                                                    Key Executive Severance Plan

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
ARTICLE I         DEFINITIONS AND CONSTRUCTION

         1.1.     Definitions...................................................        1
                  (1)      Annual Compensation..................................        1
                  (2)      Board................................................        1
                  (3)      Cause................................................        1
                  (4)      Change of Control....................................        1
                  (5)      Company..............................................        2
                  (6)      Disability...........................................        2
                  (7)      Effective Date.......................................        2
                  (8)      Eligible Employee....................................        2
                  (9)      Employer.............................................        2
                  (10)     ERISA................................................        2
                  (11)     Participant..........................................        2
                  (12)     Participating Entity.................................        2
                  (13)     Plan.................................................        2
                  (14)     Plan Administrator...................................        2
                  (15)     Qualified Termination................................        2
                  (16)     Severance Benefit....................................        2
         1.2.     Number and Gender.............................................        3
         1.3.     Headings......................................................        3

ARTICLE II        PARTICIPATION

         2.1.     Eligibility...................................................        3
         2.2.     Commencement of Participation.................................        3
         2.3.     Termination of Participation..................................        3
         2.4.     Resumption of Participation...................................        3

ARTICLE III       SEVERANCE BENEFITS

         3.1.     Eligibility for Severance Benefit.............................        3
         3.2.     Amount of Severance Benefit...................................        3
         3.3.     Offset for Other Severance Payments...........................        5
         3.4.     Maximum Severance Benefit.....................................        5
         3.5.     Release and Full Settlement...................................        6

ARTICLE IV        BENEFIT CLAIMS PROCEDURE

         4.1.     Claims for Benefits...........................................        6
         4.2.     Benefit Claims Procedure......................................        6
         4.3.     Review of Denied or Modified Claims...........................        7
         4.4.     Exhaustion of Administrative Remedies.........................        7

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                                                    Key Executive Severance Plan

ARTICLE V         FUNDING OF PLAN

         5.1.     Funding of Plan...............................................        7
         5.2.     No Participant Contributions..................................        7

ARTICLE VI        ADMINISTRATION OF PLAN

         6.1.     Plan Administrator............................................        8
         6.2.     Right to Delegate.............................................        8
         6.3.     Discretion to Interpret Plan..................................        8
         6.4.     Powers and Duties.............................................        8
         6.5.     Expenses......................................................        9
         6.6.     Indemnification...............................................        9

ARTICLE VII       AMENDMENT AND TERMINATION

         7.1.     Right to Amend Plan...........................................        9
         7.2.     Right to Terminate Plan.......................................       10
         7.3.     Effect of Amendment or Termination............................       10

ARTICLE VIII      MISCELLANEOUS PROVISIONS

         8.1.     No Guarantee of Employment....................................       10
         8.2.     Payments to Minors and Incompetents...........................       10
         8.3.     No Vested Right to Benefits...................................       10
         8.4.     Nonalienation of Benefits.....................................       11
         8.5.     Unknown Whereabouts...........................................       11
         8.6.     Other Participating Entities..................................       11
         8.7.     Jurisdiction..................................................       12
         8.8.     Severability..................................................       12
         8.9.     Notice and Filing.............................................       12
         8.10.    Plan Year.....................................................       12
         8.11.    Incorrect Information, Fraud, Concealment, or Error...........       12
         8.12.    Withholding of Taxes and Other Deductions.....................       12

APPENDIX A (PARTICIPANTS)
APPENDIX B (SEVERANCE BENEFITS)
APPENDIX C (AGREEMENT AND COMPLETE RELEASE)

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                                                    Key Executive Severance Plan

                                       I.
                          DEFINITIONS AND CONSTRUCTION

      1.1. DEFINITIONS. Where the following capitalized words and phrases appear in the Plan, they have the respective meanings set forth below, unless the context clearly indicates to the contrary.

(1) ANNUAL COMPENSATION: The total of all compensation, including wages, salary, and any other benefit of monetary value, whether paid in the form of cash or otherwise, paid as consideration for services performed by a Participant for the Employer for the year, or would have been so paid at such Participant's usual rate of compensation if such Participant had worked a full year, as determined by the Plan Administrator in a manner consistent with the requirements of Department of Labor regulation 29 C.F.R. Section 2510.3-2(b)(2) and the interpretative authority related thereto.

(2)   BOARD: The Board of Managers of the Company.

(3) CAUSE: A determination by the Plan Administrator that a Participant has engaged in anyone of the following:

      (i) Willful gross misconduct in the performance of such Participant's duties;

      (ii) Willful gross neglect of such Participant's duties (other than due to Disability) or repeated and willful failure to follow reasonable instructions of the Employer; or

      (iii) A conviction or plea of guilty or nolo contendere to any felony (or indictable offense);

      provided, however, that "Cause" will not exist if, within thirty (30) days after receiving notice of a determination of Cause, the Participant cures such Cause to the reasonable satisfaction of the Board; provided, however, that no cure will be available for a conviction or plea of nolo contendere by the Participant to any felony (or indictable offense).

(4) CHANGE OF CONTROL: The occurrence of anyone of the following events: (i) the Company is not or will not be the surviving entity in any merger, share exchange, or consolidation (or survives only as a subsidiary of another entity); (ii) the Company sells, leases, or exchanges, or agrees to sell, lease, or exchange, all or substantially all of its assets to any other person or entity; (iii) the Company is to be dissolved and liquidated; (iv) any person or entity, including a "group" as contemplated by section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power); or (v) as a result of or in connection with a contested election of the Board, the persons who were members of the Board before such election will cease to constitute a majority of the Board; provided, however, that a Change of Control will not include (a) any reorganization, merger, consolidation, sale, lease, exchange, or similar transaction that involves solely the Company and one or more entities wholly-owned, directly or indirectly, by the Company immediately prior to

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                                                    Key Executive Severance Plan

      such event or (b) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting stock of the Company immediately prior to such transaction or series of transactions continue to hold 50% or more of the voting stock (based upon voting power) of (1) any entity that owns, directly or indirectly, the stock of the Company, (2) any entity with which the Company has merged, or (3) any entity that owns an entity with which the Company has merged.

(5)   COMPANY: Republic Engineered Products LLC.

(6) DISABILITY: Either (i) a "total and permanent disability" as defined by the terms of the Employer's long-term disability plan or (ii) in the absence of such a long-term disability plan, a physical or mental disability that prevents the Participant from performing substantially all of his duties and that is expected to be permanent, as such disability and duration is determined by a medical doctor selected by mutual agreement between executive and the Company.

(7)   EFFECTIVE DATE: July 1, 2003.

(8)   ELIGIBLE EMPLOYEE: Any individual who (i) is employed by the Employer and
      (ii) has been designated by the Plan Administrator in his discretion as eligible to become a Participant.

(9)   EMPLOYER: The Company and each Participating Entity.

(10)  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

(11) PARTICIPANT: Each Eligible Employee who is a Participant in the Plan pursuant to Article II. The Participants are listed on Appendix A attached hereto, as such Appendix A may be amended from time to time.

(12) PARTICIPATING ENTITY: Each subsidiary or affiliate of the Company that has been designated as a participating entity pursuant to Section 8.6.

(13) PLAN: The Republic Engineered Products LLC Key Executive Severance Plan, as amended from time to time.

(14)  PLAN ADMINISTRATOR: The Chief Executive Officer of the Company.

(15) QUALIFIED TERMINATION: A termination of a Participant's employment with the Employer and all of the Employer's affiliates, which meets all of the following criteria: (i) the termination is designated by the Plan Administrator in his discretion as a "Qualified Termination;" (ii) the termination is not a termination of employment as a result of such Participant's death or Disability; (iii) the termination is not for Cause; and (iv) the termination is initiated solely by the Employer and is not initiated in whole or in part, for any reason whatsoever, by the Participant.

(16) SEVERANCE BENEFIT: A benefit payable under the Plan as determined in accordance with Article III.

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                                                    Key Executive Severance Plan

      1.2. NUMBER AND GENDER. Wherever appropriate herein, words used in the singular will be considered to include the plural, and words used in the plural will be considered to include the singular. The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender.

      1.3. HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and, if there is any conflict between such headings and the text of the Plan, the text will control. All references to Articles, Sections, Paragraphs, Clauses, and Subsections are to this document unless otherwise indicated.

                                       II.
                                  PARTICIPATION

      2.1. ELIGIBILITY. Only individuals who are Eligible Employees are eligible to become Participants in the Plan. The Plan Administrator has full and absolute discretion to determine and select which employees of the Employer are Eligible Employees and which of those Eligible Employees will be eligible to become Participants.

      2.2. COMMENCEMENT OF PARTICIPATION. An Eligible Employee will become a Participant only if and when selected to be a Participant by the Plan Administrator in his discretion. Such selection will be made by the Plan Administrator at any or no time and for any or no reason. The participation of a Participant will be effective as of (and only as of) the date designated by and in the discretion of the Plan Administrator. Each Participant will be informed of his selection and the effective date of his participation as soon as administratively practicable after such selection.

      2.3. TERMINATION OF PARTICIPATION. An Eligible Employee who has become a Participant will cease to be a Participant as of the earliest of (I) the date such Participant is no longer an Eligible Employee, (2) the date designated by the Plan Administrator in his discretion and communicated to the affected individual prior to the effective date of such termination of participation, and
(3) the effective date of termination of the Plan.

      2.4. RESUMPTION OF PARTICIPATION. An individual who ceases to be a Participant in accordance with Clause (1) or (2) of Section 2.3 will again become a Participant upon (and only upon) his again becoming an Eligible Employee who has been selected to be a Participant and whose participation in the Plan has commenced pursuant to Sections 2.1 and 2.2.

                                      III.
                               SEVERANCE BENEFITS

      3.1. ELIGIBILITY FOR SEVERANCE BENEFIT. Subject to the remaining Sections of this Article, a Participant will be eligible to receive a Severance Benefit under the Plan if (and only if) such Participant's employment with the Employer is terminated and such termination is a Qualified Termination.

      3.2. AMOUNT OF SEVERANCE BENEFIT. Subject to the conditions stated in the following Paragraphs and to the remaining Sections of this Article, if a Participant is eligible to receive a

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                                                    Key Executive Severance Plan

Severance Benefit under Section 3.1, such Participant's "Severance Benefit" will equal the total of the following payments:

            (1) Base Salary Continuation. Contingent upon the Participant diligently pursuing other employment after his Qualified Termination, the Severance Benefit under this Paragraph (1) will be a continuation of such Participant's base salary (determined at the salary rate in effect on the date of the Qualified Termination of such Participant's employment) payable for a number (which may be zero) of months determined for such Participant by the Plan Administrator in his discretion (within the limits set by the Board from time to time) at the time of commencement of such Participant's participation in the Plan, reduced by the amount that is paid or payable to such Participant from another employer or from self-employment for the same period for which the payment under this Paragraph is made; provided, however, that the reduction in the preceding sentence for the amount that is paid or payable to such Participant from another employer or from self-employment for the same period will not apply if the Participant's Qualified Termination is (i) in connection with a Change of Control and (ii) not for Cause. The number of months of salary continuation, if any, payable to a Participant under this Paragraph upon a Qualified Termination will be set forth on Appendix B attached hereto, and such Participant will be informed of such number of months at the same time he is informed of his selection to be a Participant in accordance with Section 2.2. The payments of the Severance Benefit payable to a Participant under this Paragraph will begin as soon as administratively practicable after the Participant's Qualified Termination, will be paid under and at the same time as the Employer's regular payroll practices, and will last until the expiration of the number of months designated for such Participant, except that such payments will stop earlier and immediately if and when the Plan Administrator, in his discretion, determines that such Participant is not diligently pursuing other employment opportunities, has refused any other suitable employment opportunity, or has not complied with a request by the Employer or Plan Administrator for any information with respect to any other employment or employment opportunity, including, without limitation, proof of earnings.

            (2) Additional Discretionary Amount. The Severance Benefit under this Paragraph (2) will be such additional amount, if any, as determined by the Plan Administrator in his sole and absolute discretion (within the limits set by the Board from time to time). The Plan Administrator's determinations pursuant to the preceding sentence will be made on a case-by-case basis with respect to any individual Participant or group of Participants. Severance Benefits under this Paragraph are completely discretionary and may vary among individual Participants. The Plan Administrator may determine that no Severance Benefit will be provided under this Paragraph to a Participant whose employment is subject to a Qualified Termination. The Plan Administrator may in his discretion impose one or more conditions on receipt or continued receipt of any Participant's Severance Benefit under this Paragraph, including, but not limited to, a diligent job search, cessation of benefits in the event of reemployment, noncompetition for a specified period of time, or any other condition the Plan Administrator deems appropriate. Such conditions are absolutely within the sole discretion of the Plan Administrator and may vary among individual Participants. The portion of a Participant's Severance Benefit payable under this Paragraph will be paid in

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                                                    Key Executive Severance Plan

      any form or forms and over any period of time determined by the Plan Administrator in his sole and absolute discretion. Such form or forms of payment include, but are not limited to, (i) cash or in-kind payments and
      (ii) lump sum or weekly, bi-weekly, monthly, quarterly, semi-annual, or annual installment payments. Such form and time of payment may vary among individual Participants as the Plan Administrator determines. If the Plan Administrator determines that a Participant is entitled to a Severance Benefit under this Paragraph, payment of such benefit will be made to such Participant (or commence, as applicable) as soon as administratively practicable after the latest of (i) the date of the affected Participant's Qualified Termination, (ii) the date the Plan Administrator determines that such Participant is entitled to such benefit, or (iii) any other date designated by and in the discretion of the Plan Administrator.

            (3) COBRA Premiums. If, and only if, a Participant who is entitled to receive a Severance Benefit under Paragraph (1) above is eligible for and elects COBRA continuation of coverage under the Employer group health plan upon his Qualified Termination, such Participant will be reimbursed, as the Severance Benefit payable under this Paragraph (3), for applicable COBRA premiums (for himself and his COBRA covered dependents) minus any amount the Participant would have paid for such medical coverage had the Participant continued in employment with the Employer. Each such payment will be paid to such Participant as soon as administratively practicable after the Plan Administrator receives notice that such COBRA premium was paid by such Participant, the amount of such payment, and the amount the Participant would have paid had he been an active employee at the time of such premium payment. Payments to a Participant under this Paragraph will cease on the earlier to occur of (i) the termination of the salary continuation payments to such Participant under Paragraph (1) above or
      (ii) the date of cessation of such COBRA continuation of coverage of the Participant (notwithstanding that a spouse or dependent of such Participant may continue to be covered under COBRA).

      3.3. OFFSET FOR OTHER SEVERANCE PAYMENTS. The amount of the Severance Benefit determined in Section 3.2 for any Participant upon a Qualified Termination will be offset and reduced in any manner deemed appropriate by the Plan Administrator for any and all amounts paid or payable to such Participant on account of the same termination of employment under (1) any other severance plan, program, or policy of the Employer or any other employer, (2) any employment agreement or severance agreement of which the Participant is a party, or (3) any state law.

      3.4. MAXIMUM SEVERANCE BENEFIT. Plan provisions to the contrary notwithstanding, in no event will a Severance Benefit payable under the Plan to a Participant, when aggregated with all other payments to such Participant on account of the same Qualified Termination under other Employer sponsored severance plans, programs, or arrangements, exceed twice the Annual Compensation of such Participant for the calendar year immediately preceding the calendar year during which his Qualified Termination occurred. In addition, Plan provisions to the contrary notwithstanding, in no event will any portion of the Severance Benefit payable under the Plan to a Participant be payable over greater than a 24-month period commencing on the date of such Participant's Qualified Termination.

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                                                    Key Executive Severance Plan

      3.5. RELEASE AND FULL SETTLEMENT. As a condition to the receipt of any Severance Benefit hereunder, a Participant will be required to execute a release in the form required by the Plan Administrator (substantially similar to the form attached hereto as Appendix C, modified to comply with any law applicable to the termination or the age of the Participant at such termination) releasing the Plan, the Plan Administrator, the Plan fiduciaries, the Employer, and the Employer's affiliates, shareholders, partners, officers, directors, employees, and agents from any and all claims and from any and all causes of action of any kind or character, including, but not limited to, all claims or causes of action arising out of such Participant's employment with the Employer, the termination of such employment, or any actions or omissions occurring during such employment. The performance of the Employer's and the Plan's obligations hereunder and the receipt by such Participant of any benefits provided hereunder will constitute full settlement of all such claims and causes of action.

                                       IV.
                            BENEFIT CLAIMS PROCEDURE

      4.1. CLAIMS FOR BENEFITS. Claims for benefits under the Plan will be submitted and processed in accordance with this Article.

      4.2. BENEFIT CLAIMS PROCEDURE.

            4.2.1 Any Participant who is determined by the Plan Administrator to be entitled to a Severance Benefit under the Plan is not required to file a claim for benefits. Any individual who is not paid a benefit under the Plan and who believes that he is entitled to a benefit, or who has been paid a benefit under the Plan and who believes that he is entitled to a greater benefit, must file a written claim for benefits under the Plan with the Plan Administrator within 60 days of the date of his termination of employment with the Employer or its affiliate. In connection with the submission of a claim, (1) the claimant may examine the Plan and any other relevant documents relating to the claim and may submit written comments relative to such claim to the Plan Administrator coincident with the filing of such claim, and (2) the Plan Administrator may require, as a condition to payment of such claim, that additional information be furnished. Failure of a claimant to comply with such claim submission procedure will invalidate such claim unless the Plan Administrator determines in his sole discretion that it was not reasonably possible to comply with such claim submission procedure. The preceding notwithstanding, the Plan Administrator may, in his discretion, waive any or all of the provisions of this Subsection.

            4.2.2 A written notice of the disposition of a claim properly submitted to the Plan Administrator will be furnished to the claimant within 90 days after such claim is filed with the Plan Administrator; provided, however, that if the need for additional information relating to such claim necessitates an extension of the 90-day period, the claimant will be informed in writing prior to the end of the initial 90-day period of the need for an extension of time, and written notice of the disposition of such claim will be provided to the claimant within 180 days after the date the claim is filed with the Plan Administrator. Such notice will (1) state the specific reason or reasons for the denial or modification, (2) provide specific reference to pertinent provisions of the Plan on which the denial or modification is based, (3) provide a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) describe the

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                                                    Key Executive Severance Plan

Plan's review procedures and applicable time limits, including the claimant's right to bring a civil action under section 502(a) of ERISA.

      4.3. REVIEW OF DENIED OR MODIFIED CLAIMS. In the event a claim for benefits is denied or modified, if the claimant, his beneficiary, or the representative of such claimant or beneficiary desires to have such denial or modification reviewed, he must, within 60 days following receipt of the notice of such denial or modification, submit a written request for a review to the Plan Administrator. A claimant, his beneficiary, or the representative of such claimant or beneficiary will be entitled to review any documents relevant to such denial or modification. A claimant will be entitled to submit issues and comments in writing, which will be considered on review. Within 60 days following such request for a review, the Plan Administrator will, after providing a full and fair review, render its final decision in writing to the claimant, his beneficiary, or the representative of such claimant or beneficiary. Such notice will (1) state the specific reason or reasons for the decision, (2) refer to the specific Plan provisions on which the decision is based, (3) state that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of information relevant to the decision, and (4) state that the claimant has the right to bring a civil action under section 502(a) of ERISA. If special circumstances require an extension of the 60-day period, the Plan Administrator's decision will be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time for review is required, written notice of the extension will be furnished to the claimant, his beneficiary, or the representative of such claimant or beneficiary prior to the commencement of the extension period, and if such an extension of time is due to the claimant's failure to submit necessary information, the notice of extension will afford the claimant 45 days to provide the required information, and the Plan Administrator's deadline to make the benefit determination on review will be tolled from the date the Plan Administrator sends the notice of extension to the date the Plan Administrator receives the requested information. The decision on review by the Plan Administrator will be binding and conclusive upon all persons.

      4.4. EXHAUSTION OF ADMINISTRATIVE REMEDIES. Completion of the claims procedures described in this Article is a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by an employee of the Employer or its affiliate or by any other person or entity claiming rights individually or through an employee of the Employer or its affiliate; provided, however, that the Plan Administrator may, in his sole discretion, waive compliance with such claims procedures as a condition precedent to any such action.

                                       V.
                                 FUNDING OF PLAN

      5.1. FUNDING OF PLAN. The Plan will be unfunded, and benefits provided hereunder will be paid from the general assets of the Employer.

      5.2. NO PARTICIPANT CONTRIBUTIONS. The entire cost of the Plan will be paid by the Employer, and no contributions will be required of, or permitted by, Participants.

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                                                    Key Executive Severance Plan

                                       VI.
                             ADMINISTRATION OF PLAN

      6.1. PLAN ADMINISTRATOR. The general administration of the Plan will be vested in the Plan Administrator. For purposes of ERISA, the Plan Administrator will be the "administrator" and the "named fiduciary" with respect to the general administration of the Plan.

      6.2. RIGHT TO DELEGATE. The Plan Administrator may from time to time allocate to one or more of the Employer's officers, employees, or agents, and may delegate to any other person or organization, any of his respective powers, duties, and responsibilities with respect to the operation and administration of the Plan, including, without limitation, the administration of claims, the authority to authorize payment of benefits, the review of denied or modified claims, and the discretion to decide matters of fact and to interpret Plan provisions. In addition, the Plan Administrator may employ persons to render advice with regard to any fiduciary responsibility held hereunder and may authorize any person to whom any of its fiduciary responsibilities have been delegated to employ persons to render such advice. Upon such designation and acceptance, the Plan Administrator will have no liability for the acts or omissions of any such designee as long as the Plan Administrator did not violate his fiduciary responsibility, if any, in making or continuing such designation. All allocations and delegations of fiduciary responsibility will be terminable upon such notice as the Plan Administrator in his discretion deems reasonable and prudent under the circumstances.

      6.3. DISCRETION TO INTERPRET PLAN. The Plan Administrator has absolute discretion to construe and interpret any and all provisions of the Plan and to decide all matters of fact in determining eligibility and granting or denying benefit claims, including, but not limited to, the discretion to resolve ambiguities, inconsistencies, or omissions conclusively. The decisions of the Plan Administrator upon all matters within the scope of its authority will be binding and conclusive upon all persons.

      6.4. POWERS AND DUTIES. In addition to the powers described in Section 6.3 and all other powers specifically granted under the Plan, the Plan Administrator has all powers necessary or proper to administer the Plan and to discharge its duties under the Plan, including, but not limited to, the following powers:

            (1) To make and enforce such rules, regulations, and procedures as he may deem necessary or proper for the orderly and efficient administration of the Plan;

            (2) In his discretion, to interpret and decide all matters of fact in granting or denying benefits under the Plan, his interpretation and decision thereof to be final and conclusive on all persons claiming benefits under the Plan;

            (3) In his discretion, to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan, his decision thereof to be final and conclusive on all persons;

            (4) In his discretion, to make a determination as to the right of any person to a benefit under the Plan (including, without limitation, to determine whether and when

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                                                    Key Executive Severance Plan

      there has been a termination of a Participant's employment and the cause of such termination), his decision thereof to be final and conclusive on all persons;

            (5) In his discretion, to determine the amount, form, and conditions of any Severance Benefit under the Plan, and to authorize or deny the payment of benefits under the Plan, his decision thereof to be final and conclusive on all persons;

            (6) To prepare and distribute information explaining the Plan;

            (7) To obtain from the Employer and employees of the Employer such information as is necessary for the proper administration of the Plan; and

            (8) To sue or cause suit to be brought in the name of the Plan.

      6.5. EXPENSES. The reasonable expenses incident to the administration of the Plan, including without limitation the compensation of legal counsel, advisors, and other technical or clerical assistance as may be required, the payment of any bond or security, and any other expenses incidental to the operation of the Plan, that the Plan Administrator determines are proper will be paid by the Employer. Expenses of the Plan may be prorated among the Company, Participating Entities, and affiliates as determined by the Plan Administrator.

      6.6. INDEMNIFICATION. The Company will indemnify and hold harmless the Plan Administrator, each employee of the Employer, and each member of the Board against any and all expenses and liabilities arising out of such individual's Plan administrative functions or fiduciary responsibilities, including, without limitation, any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities arising out of such individual's own gross negligence or willful misconduct. Expenses against which such person will be indemnified hereunder include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

                                      VII.
                            AMENDMENT AND TERMINATION

      7.1. RIGHT TO AMEND PLAN. Notwithstanding any provision(s) of any other communication, either oral or written, made by the Employer, the Plan Administrator, or any other individual or entity to employees of the Employer or to any other individual or entity, the Company, by action of the Board, reserves the absolute and unconditional right to amend the Plan from time to time on behalf of the Company and each Participating Entity, including, but not limited to, the right to reduce or eliminate benefits provided pursuant to the provisions of the Plan as such provisions currently exist or may hereafter exist; provided, however, that no amendment will be made that would reduce the amount of any Severance Benefit for any Participant if such Participant has incurred a Qualified Termination and has been determined by the Plan Administrator to be entitled to such Severance Benefit under the Plan on or prior to the effective date of such amendment, except to the extent such Severance Benefit could be reduced under the terms of the Plan prior to such amendment. All amendments to the Plan must be in writing and signed by an authorized officer of the Company and adopted by the Board (which

                                                    Key Executive Severance Plan

Board action may be prior to the effective date of the amendment or subsequent to the effective date of the amendment by ratification). Any oral statements or representations made by the Employer, the Plan Administrator, or any other individual or entity that alter, modify, amend, or are inconsistent with the written terms of the Plan will be invalid and unenforceable and may not be relied upon by any employee of the Employer or by any other individual or entity.

      7.2. RIGHT TO TERMINATE PLAN. Notwithstanding any provision(s) of any other communication, either oral or written, made by the Employer, the Plan Administrator, or any other individual or entity to employees of the Employer or to any other individual or entity, the Company, by action of the Board, reserves the absolute and unconditional right to terminate the Plan, in whole or in part, on behalf of the Company and each Participating Entity with respect to some or all of the employees of the Employer; provided, however, that no termination will reduce the amount of any Severance Benefit for any Participant if such Participant has incurred a Qualified Termination and has been determined by the Plan Administrator to be entitled to such Severance Benefit under the Plan on or prior to the effective date of such termination, except to the extent such Severance Benefit Could be reduced under the terms of the Plan prior to such termination.

      7.3. EFFECT OF AMENDMENT OR TERMINATION. In the event of an amendment to or termination of the Plan as provided under this Article, each Participant will have no further rights hereunder, and the Employer will have no further obligations hereunder, except as otherwise specifically provided under the terms of the Plan as amended.

                                      VIII.
                            MISCELLANEOUS PROVISIONS

      8.1. NO GUARANTEE OF EMPLOYMENT. Neither the Plan nor any provisions contained in the Plan will be construed to be a contract between the Employer and any employee of the Employer or to be consideration for, or an inducement of, the employment of any individual by the Employer. Nothing contained in the Plan grants any individual the right to be retained in the service of the Employer or limits in any way the right of the Employer to discharge or to terminate the service of any employee at any time, without regard to the effect such discharge or termination may have on any rights under the Plan.

      8.2. PAYMENTS TO MINORS AND INCOMPETENTS. If a Participant entitled to receive any benefits under the Plan is a minor, is determined by the Plan Administrator in his sole discretion to be incompetent, or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for benefits provided under the Plan, the Plan Administrator may pay such benefits to the duly appointed guardian or conservator of such person or to any third party who is eligible, as determined in the discretion of the Plan Administrator, to receive any benefit under the Plan for the account of such Participant. Such payment will operate as a full discharge of all liabilities and obligations of the Employer, the Plan Administrator, and each fiduciary under the Plan with respect to such benefits.

      8.3. NO VESTED RIGHT TO BENEFITS. No employee of the Employer or its affiliate or person claiming through such employee will have any right to, or interest in, any benefits

                                                    Key Executive Severance Plan

provided under the Plan upon termination of his employment, retirement, termination of Plan participation (if applicable), or otherwise, except as specifically provided under the Plan.

      8.4. NONALIENATION OF BENEFITS. Except as the Plan Administrator may otherwise permit by rule or regulation, (1) no interest in or benefit payable under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any action by a Participant to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same will be void and of no effect, and (2) no interest in or benefit payable under the Plan will be in any way subject to any legal or equitable process, including, but not limited to, garnishment, attachment, levy, seizure, or the lien of any person. This provision will be construed to provide each Participant, or other person claiming any interest or benefit in the Plan through a Participant, with the maximum protection against alienation, encumbrance; and any legal and equitable process, including, but not limited to, attachment, garnishment, levy, seizure, or other lien, afforded his interest in the Plan (and the benefits provided thereunder) by law and any applicable regulations.

      8.5. UNKNOWN WHEREABOUTS. It will be the affirmative duty of each Eligible Employee and each Participant to inform the Plan Administrator (or its delegate) of, and to keep on file with the Plan Administrator, his current mailing address. If an Eligible Employee or a Participant fails to inform the Plan Administrator of his current mailing address, neither the Plan Administrator nor the Employer will be responsible for any late payment or loss of benefits or for failure of any notice to be provided or provided timely under the terms of the Plan to such individual.

      8.6. OTHER PARTICIPATING ENTITIES. The Company may designate any affiliate of the Company that is eligible by law to participate in the Plan as a Participating Entity by written instrument delivered to such designated affiliate and to the Secretary of the Company. Such written instrument will specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan that apply to the designated Participating Entity only, and will become, as to such designated Participating Entity and its employees, a part of the Plan. Each designated Participating Entity will be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto upon its submission of information to the Company, the Board, or the Plan Administrator required by the terms of or with respect to the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of a Participating Entity only with the consent of such Participating Entity, which consent will be conclusively presumed to have been given by such Participating Entity upon its submission of any information to the Company, the Board, or the Plan Administrator required by the terms of or with respect to the Plan. Except as modified by the Company in its written instrument, the provisions of the Plan will apply separately and equally to each Participating Entity and its employees in the same manner as is expressly provided for the Company and its employees, except that the power to amend or terminate the Plan will be exercised by the Company (by action of the Board) alone. Transfer of employment among the Company and Participating Entities will not be considered a termination of employment hereunder. Any Participating Entity may, by appropriate action of its board of directors or noncorporate counterpart and written notice to the Company, terminate its participation in the Plan. Moreover, the Company may by

                                                    Key Executive Severance Plan

written notice to the Participating Entity, terminate a Participating Entity's Plan participation at any time.

      8.7. JURISDICTION. Except to the extent that ERISA or any other federal law applies to the Plan and preempts state law, the Plan will be construed, enforced, and administered according to the laws of the state of Ohio.

      8.8. SEVERABILITY. In case any provision of the Plan is held to be illegal, invalid, or unenforceable for any reason, such illegal, invalid, or unenforceable provision will not affect the remaining provisions of the Plan, but the Plan will be construed and enforced as if such illegal, invalid, or unenforceable provision had not been included therein.

      8.9. NOTICE AND FILING. Any notice, administrative form, or other communication required to be provided to, delivered to, or filed under the terms of the Plan will include provision to, delivery to, or filing with any person or entity designated in writing by the intended recipient to be an agent for the disbursement and receipt of administrative forms and communications. Except as otherwise provided herein, where such provision, delivery, or filing is required, such provision, delivery, or filing will be deemed to have occurred only (1) upon actual receipt of such notice, administrative form, or other communication by the intended recipient or his designated agent or (2) on the third business day after mailing by certified mail, return receipt requested.

      8.10. PLAN YEAR. The Plan will operate on a "plan year" consisting of each 12-consecutive-month period commencing on January 1 of each year.

      8.11. INCORRECT INFORMATION, FRAUD, CONCEALMENT, OR ERROR. Any contrary provisions of the Plan notwithstanding, in the event the Plan, a Plan fiduciary, or the Employer pays a benefit, incurs a liability for failure to so pay a benefit, or makes any overpayment or erroneous payment to any individual or entity because of a human or systems error or because of incorrect information provided by, correct information failed to be provided by, or fraud, misrepresentation, or concealment of any relevant fact (determined in the sole opinion of the Plan Administrator) by any Participant or other individual, the Plan Administrator will be entitled to recover in any manner deemed necessary or appropriate for such recovery (in the sole opinion of the Plan Administrator) from such Participant or other individual such benefit paid or the amount of such liability incurred and any and all expenses incidental to or necessary for such recovery. Human or systems error or omission will not affect in any way the amount of a benefit to which such Participant is otherwise entitled under the terms of the Plan.

      8.12. WITHHOLDING OF TAXES AND OTHER DEDUCTIONS. All payments made under the Plan are subject to (1) all federal, state, city, and other taxes and applicable withholding as may be required pursuant to any law or governmental regulation or ruling and (2) all other deductions for any amounts owed to the Employer.

                                                    Key Executive Severance Plan

      EXECUTED this 24th day of June, 2003.

                                    REPUBLIC ENGINEERED PRODUCTS LLC

                                    By: /s/ John A. Willoughby
                                    Printed Name: John A. Willoughby
                                    Title:  Vice President, Human Resources and
                                            Corporate Relations

                                                    Key Executive Severance Plan

                                   APPENDIX A

   PARTICIPANT                       EFFECTIVE DATE OF PARTICIPATION
-----------------                    -------------------------------
John Asimou                          July 1, 2003
Charles Cochran                      July 1, 2003
Thomas Fee                           July 1, 2003
John George                          July 1, 2003
Noel Huettich                        July 1, 2003
Joseph Kaczka                        July 1, 2003
James Kuntz                          July 1, 2003
James T. Thielens                    July 1, 2003
John Willoughby                      July 1, 2003

                                                    Key Executive Severance Plan

                                   APPENDIX B

                                       NUMBER OF MONTHS OF SEVERANCE
  PARTICIPANT                                     BENEFIT
-----------------                      -----------------------------
John Asimou                            12 months
Charles Cochran                        12 months
Thomas Fee                             12 months
John George                            12 months
Noel Huettich                          12 months
Joseph Kaczka                          12 months
James Kuntz                            12 months
James T. Thielens                      12 months
John Willoughby                        12 months

                                                    Key Executive Severance Plan

                                   APPENDIX C

                         AGREEMENT AND COMPLETE RELEASE

                         ACTION BY PLAN ADMINISTRATOR OF
         REPUBLIC ENGINEERED PRODUCTS, INC. KEY EXECUTIVE SEVERANCE PLAN

                          DESIGNATION OF PARTICIPATION

      WHEREAS, Republic Engineered Products, Inc. (the "Company") sponsors and maintains the Republic Engineered Products, Inc. Key Executive Severance Plan (the "Plan"); and

      WHEREAS, the Chief Executive Officer of the Company is the "Plan Administrator" of the Plan; and

      WHEREAS, Section 1.1(8) of the Plan provides that the Plan Administrator has the full and absolute discretion to designate which employees of the Company are "Eligible Employees" for purposes of the Plan; and

      WHEREAS, Section 2.2 of the Plan provides that the Plan Administrator has the full and absolute discretion to designate which of the Eligible Employees will become "Participants" in the Plan; and

      WHEREAS, Section 3.2(1) of the Plan provides that the Plan Administrator has the full and absolute discretion to determine for each Participant the number of months oa a "Severance Benefit" to which such Participant may, under certain circumstances and subject to restrictions and conditions stated in the Plan, become entitled Under the Plan; and

      WHEREAS, the Plan Administrator wishes to designate certain key employees of the Company as "Eligible Employees" and "Participants" in the Plan, effective as of February 18, 2004, and hereby designates the number of months of "Severance Benefit" for the Participant:

      NOW, THEREFORE, effective as of as of February 18, 2004:

      1. The Plan Administrator hereby designates Gregory M. Paolini to be an "Eligible Employee" and "Participant" in the Plan with 6 months of "Severance Benefit".

      2. The Participant's participation in, and entitlement to benefits under, the Plan shall be governed by all the terms, conditions, and restrictions of the Plan.

      EXECUTED on this twenty-sixth day of February 2004.

                                     PLAN ADMINISTRATOR

                                     /s/ Joseph F. Lapinsky
                                     -------------------------------------------
                                     Joseph F. Lapinsky, Chief Executive Officer

                         ACTION BY PLAN ADMINISTRATOR OF
         REPUBLIC ENGINEERED PRODUCTS, INC. KEY EXECUTIVE SEVERANCE PLAN

                          DESIGNATION OF PARTICIPATION

      WHEREAS, Republic Engineered Products, Inc. (the "Company") sponsors and maintains the Republic Engineered Products, Inc. Key Executive Severance Plan (the "Plan"); and

      WHEREAS, the Chief Executive Officer of the Company is the "Plan Administrator" of the Plan; and

      WHEREAS, Section 1.1(8) of the Plan provides that the Plan Administrator has the full and absolute discretion to designate which employees of the Company are "Eligible Employees" for purposes of the Plan; and

      WHEREAS, Section 2.2 of the Plan provides that the Plan Administrator has the full and absolute discretion to designate which of the Eligible Employees will become "Participants" in the Plan; and

      WHEREAS, Section 3.2(1) of the Plan provides that the Plan Administrator has the full and absolute discretion to determine for each Participant the number of months oa a "Severance Benefit" to which such Participant may, under certain circumstances and subject to restrictions and conditions stated in the Plan, become entitled under the Plan; and

      WHEREAS, the Plan Administrator wishes to designate certain key employees of the Company as "Eligible Employees" and "Participants" in the Plan, effective as of February 18, 2004, and hereby designates the number of months of "Severance Benefit" for the Participant:

      NOW, THEREFORE, effective as of as of February 18, 2004:

      1. The Plan Administrator hereby designates George F. Strickler to be an "Eligible Employee" and "Participant" in the Plan with 12 months of "Severance Benefit".

      2. The Participant's participation in, and entitlement to benefits under, the Plan shall be governed by all the terms, conditions, and restrictions of the Plan.

      EXECUTED on this nineteenth day of February 2004.

                                     PLAN ADMINISTRATOR

                                     /s/ Joseph F. Lapinsky
                                     -------------------------------------------
                                     Joseph F. Lapinsky, Chief Executive Officer

                                AMENDMENT TO THE
          REPUBLIC ENGINEERED PRODUCTS LLC KEY EXECUTIVE SEVERANCE PLAN

                            ASSUMPTION OF SPONSORSHIP

      WHEREAS, Republic Engineered Products, Inc. (the "Company") in connection with the purchase of substantially all the assets of Republic Engineered Products LLC ("REP LLC") and the associated transfer of employment of all participants in the Republic Engineered Products LLC Key Executive Severance Plan (the "Plan"); and

      WHEREAS, the Company desires to assume sponsorship of the Plan;

      NOW, THEREFORE, effective as of as of December 19, 2003:

      1. The Company hereby assumes sponsorship of the Plan and all of its associated liabilities, as an uninterrupted continuance of the Plan.

      2. All direct and indirect references to REP LLC in the Plan shall be considered to be references to the Company.

      3. The name of the Plan is changed hereby to the Republic Engineered Products, Inc. Key Executive Severance Plan.

      4. To the extent necessary, this document shall constitute an amendment of the Plan.

      EXECUTED on this nineteenth day of February 2004.

                                              REPUBLIC ENGINEERED PRODUCTS, INC.

                                              By: /s/ Joseph F. Lapinsky
                                                  ------------------------------
                                                  Joseph F. Lapinsky